                      [STATE OF TEXAS SEAL APPEARS HERE]

                              THE STATE OF TEXAS
                              Secretary of State

                       CERTIFICATE OF RESTATED ARTICLES
                               OF INCORPORATION
                                      OF

                               CPS SYSTEMS, INC.
                             CHARTER NO. 441398-0

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Restated Articles of Incorporation for the above named corporation have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Restated Articles of Incorporation.

Dated:          October 28, 1997

Effective:      October 28, 1997



[STATE OF TEXAS SEAL APPEARS HERE]
                                        /s/ Antonio O. Garza, Jr.
                                        -------------------------
                                            Antonio O. Garza, Jr.
                                            Secretary of State          pac

                      RESTATED ARTICLES OF INCORPORATION
                      ----------------------------------

                                      of
                                      --

                               CPS SYSTEMS, INC.
                               -----------------

                                   ARTICLE I
                                   ---------

  CPS Systems, Inc., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof.

                                  ARTICLE II
                                  ----------

  The Articles of Incorporation of the Corporation are amended by the Restated Articles of Incorporation as follows:
  (a)   The language in Article IV is deleted and replaced with the following:
                                  ARTICLE IV
                                  -----------

                                  Section 4.1
                                  -----------

        The total number of shares of stock which the Corporation has authority to issue is Sixty Million (60,000,000) shares of capital stock, Fifty
  Million (50,000,000) of which shall be designated as common stock with the par value of one cent ($.01) each, Ten Million (10,000,000) of which shall be designated as preferred stock with a par value of one cent ($.01) each.

                                  Section 4.2
                                  -----------

        All shares of common stock shall have rights identical to those of all other such shares. Shares of common stock shall have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon liquidation or dissolution.


                                  Section 4.3
                                  -----------

        Preferred stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of preferred stock in such series and to fix from time to time before issuance the number of shares to be included in any such series to determine the designations, preferences, limitations and relative rights, including voting rights, of all shares of such series. The authority of the Board of Directors with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

        (a) The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

        (b) The voting powers, if any, and whether such voting powers are full or limited in such series;

        (c) The redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

        (d) Whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends of such series;

        (e) The rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

        (f) The provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the price or prices of the rates of exchange applicable thereto;

        (g) The right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

        (h) The provisions, if any, of a sinking fund applicable to such series; and

        (i) Any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof.

(b)  The language in Article VII is deleted and replaced with the following:

                                 ARTICLE VII
                                 -----------

                                 Directors
                                 ---------

  The names of the current Directors of the Corporation are:

                                 Paul E. Kana

                               Sidney H. Cordier

                                Brian R. Wilson

                              G. Dean Booth, Jr.

                             James K. Hoofard, Jr.

  The address of each of the Directors is 3400 Carlisle Street, Suite 500, Dallas, Texas 75204.

(c) The language in Article VIII is deleted and hereby replaced with the following:

                                 ARTICLE VIII
                                 ------------

                             Election of Directors
                             ---------------------

  Subject to the rights of the holders of any series of preferred stock to elect additional Directors, the number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. The Directors shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible. At each annual meeting of the shareholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by plurality vote of all shares cast at such meeting to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

  Advance notice of shareholder nominations for the election of Directors and advance notice of business to be brought by shareholders before an annual meeting shall be given in a manner provided in the Bylaws of the Corporation.

  (d) The language in Article XII is deleted and hereby replaced with the following:
                                  ARTICLE XII
                                  -----------

                                Indemnification
                                ---------------

  Each person who is or was a Director or officer of the Corporation, or each such person who is or was serving at the request of the Board of Directors or an officer of the Corporation as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Corporation to the fullest extent that a corporation is required or permitted to grant indemnification to such person under the Texas Business Corporation Act and the Texas Miscellaneous Corporation Act as the same may exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article to the extent provided by applicable laws. Any amendment or repeal of this Article shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

  (e) The language in Article XIII is deleted and hereby replaced with the following:

                                 ARTICLE XIII
                                 ------------

                            Liability of Directors
                            ----------------------

       To the full extent permitted by the Texas Business Corporation Act or any other applicable laws presently or hereafter in effect, no Director of the Corporation shall be personally liable to the Corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. Any repeal or modification of this Article shall not adversely affect any right or protection of a Director of the Corporation existing immediately prior to such repeal or modification.

  (f) The following amendment is an addition to the Articles of Incorporation and the full text of this provision is added as follows:

                                 ARTICLE XIV
                                 -----------

                       Special Meetings of Shareholders
                       --------------------------------

        Special meetings of the shareholders, unless otherwise prescribed by statute, may be called by the chairman of the board, president or the Board of Directors or by the holders of at least fifty percent of all shares entitled to vote at the meeting.


                                  ARTICLE III
                                  -----------

  Each such amendment made by these Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such Restated Articles of Incorporation and each such amendment made by the Restated Articles of Incorporation were duly adopted by the shareholders of the Corporation on the 28th day of October, 1997.


                                  ARTICLE IV
                                  ----------

  The number of shares outstanding was Ten Thousand (10,000), and the number of shares entitled to vote on the Restated Articles of Incorporation as so amended was Ten Thousand (10,000), the holders of all of which have signed a written consent to the adoption of such Restated Articles of Incorporation as so amended.

                                   ARTICLE V
                                   ---------

  The manner in which any exchange, reclassification or cancellation of issued shares provided for in this Amendment shall be effected is as follows:

    Upon the filing of these Amended and Restated Articles of Incorporation with the Secretary of State of the State of Texas, each then issued and outstanding share of the Corporation's stock shall continue to be designated as common stock. Each holder of the Corporation's existing stock shall automatically receive, without any action on the part of the respective holders thereof, an additional 403.0077569 shares of common stock for each share of stock held at the time of this amendment.


                                  ARTICLE VI
                                  ----------
    The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital has changed by such amendment, are as follows:

    Upon the filing of these Amended and Restated Articles of Incorporation with the Secretary of State of the State of Texas, the stated capital of the Corporation shall be increased from One Hundred and No/100ths Dollars ($100.00) to Forty Thousand Four Hundred and 78/100ths Dollars ($40,400.78) to reflect the Corporation's recapitalization by stock split.


                                  ARTICLE VII
                                  -----------

    The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof and as amended as set forth:

                         ARTICLES OF INCORPORATION OF
                         ----------------------------

                               CPS SYSTEMS, INC.
                               -----------------

                                   ARTICLE I
                                   ---------

                                     Name
                                     ----

  The name of the Corporation is CPS Systems, Inc.

                                  ARTICLE II
                                  ----------

                                   Duration
                                   --------

  The period of its duration is perpetual.

                                  ARTICLE III
                                  -----------

                                    Purpose
                                    -------

     The purposes for which this Corporation is organized are, subject to the provisions of part four of the Texas Miscellaneous Corporation Laws Act, as follows:
     1. To engage in the business of furnishing computer programming services and all related businesses;

     2. To engage in any lawful business which may be incorporated under the Texas Business Corporation Act.

     The foregoing shall be construed as objects, purposes and powers and the enumeration thereof shall not be held to limit or restrict in any manner the powers now or hereafter conferred on this Corporation by the laws of the State of Texas.

                                  ARTICLE IV
                                  ----------

                                Capitalization
                                --------------

                                  Section 4.1
                                  -----------

     The total number of shares of stock which the Corporation has authority to issue is Sixty Million (60,000,000) shares of capital stock, Fifty Million (50,000,000) of which shall be designated as common stock with the par value of one cent ($.01) each, Ten Million (10,000,000) of which shall be designated as preferred stock with a par value of one cent ($.01) each.


                                 Section 4.2
                                 -----------

     All shares of common stock shall have rights identical to those of all other such shares. Shares of common stock shall have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon liquidation or dissolution.

                                  Section 4.3
                                  -----------

     Preferred stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of preferred stock in such series and to fix from time to time before issuance the number of shares to be included in any such series to determine the designations, preferences, limitations and relative rights, including voting rights, of all shares of such series. The authority of the Board of Directors with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

     (a) The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

     (b) The voting powers, if any, and whether such voting powers are full or limited in such series;

     (c) The redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

     (d) Whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends of such series;

     (e) The rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

     (f) The provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the price or prices of the rates of exchange applicable thereto;

     (g) The right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

     (h)  The provisions, if any, of a sinking fund applicable to such series;
          and

     (i) Any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof.

                                   ARTICLE V
                                   ---------

                              Issuance of Shares
                              ------------------

       The Corporation will not commence business until it has received for the issuance of shares consideration of the value of one thousand dollars ($1,000) consisting of money, labor done or property actually received.

                                  ARTICLE VI
                                  ----------

                               Registered Office
                               -----------------

       The street address of its initial registered office is 3400 Carlisle Street, Suite 500, Dallas, Texas 75204, and the name of its initial registered agent at such address is Kevin Figge.


                                  ARTICLE VII
                                  -----------

                                   Directors
                                   ---------

  The names of the current Directors of the Corporation are:

                                 Paul E. Kana

                               Sidney H. Cordier

                                Brian R. Wilson

                              G. Dean Booth, Jr.

                             James K. Hoofard, Jr.

  The address of each of the Directors is 3400 Carlisle Street, Suite 500, Dallas, Texas 75204.

                                 ARTICLE VIII
                                 ------------

                             Election of Directors
                             ---------------------

  Subject to the rights of the holders of any series of preferred stock to elect additional Directors, the number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. The Directors shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible. At each annual meeting of the shareholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by plurality vote of all shares cast at such meeting to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

  Advance notice of shareholder nominations for the election of Directors and advance notice of business to be brought by shareholders before an annual meeting shall be given in a manner provided in the Bylaws of the Corporation.


                                  ARTICLE IX
                                  ----------

                          Denial of Preemptive Rights
                          ---------------------------

  No holder of any shares of capital stock of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive or preferential right to receive, purchase, or subscribe to (a) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) of the Corporation,
(b) any obligations, evidences of indebtedness, or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any such unissued or treasury shares, (c) any right of subscription to or to receive, or any warrant or option for the purpose of, any of the foregoing securities, or (d) any other securities that may be issued or sold by the Corporation.


                                   ARTICLE X
                                   ---------

                          Denial of Cumulative Voting
                          ---------------------------

  Cumulative voting for the election of Directors is expressly denied and prohibited.

                                  ARTICLE XI
                                  ----------

                             Conflict of Interest
                             --------------------

  No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:
   (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested
Directors be less than a quorum; or

   (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

   (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholder.

  Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

  This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision or to subject any Director or officer to any liability that he would not be subject to in the absence of this provision.

                                  ARTICLE XII
                                  -----------

                                Indemnification
                                ---------------

  Each person who is or was a Director or officer of the Corporation, or each such person who is or was serving at the request of the Board of Directors or an officer of the Corporation as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Corporation to the fullest extent that a corporation is required or permitted to grant indemnification to such person under the Texas Business Corporation Act and the Texas Miscellaneous Corporation Act as the same may exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article to the extent provided by applicable laws. Any amendment or repeal of this Article shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.


                                 ARTICLE XIII
                                 ------------

                            Liability of Directors
                            ----------------------

  To the full extent permitted by the Texas Business Corporation Act or any other applicable laws presently or hereafter in effect, no Director of the Corporation shall be personally liable to the Corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. In any repeal or modification of this Article shall not adversely affect any right or protection of a Director of the Corporation existing immediately prior to such repeal or modification.


                                  ARTICLE XIV
                                  -----------

                       Special Meetings of Shareholders
                       --------------------------------

  Special meetings of the shareholders, unless otherwise prescribed by statute, may be called by the chairman of the board, president or the Board of Directors or by the holders of at least fifty percent of all shares entitled to vote at the meeting.

                                 PUBLIC NOTARY
                                 -------------
STATE OF  Georgia
          _________________

COUNTY OF  Fulton
          ________________


  Before me, a notary public, on this day personally appeared

Paul E. Kana
_______________________, known to me to be a person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

  Given under my hand and seal this  27    day of October, 1997.
                                    -----       --------------


                                 --------------------------------------

                                 NOTARY PUBLIC, STATE OF __________

                                 MY COMMISSION EXPIRES __________________, 1997.

                                                 (NOTARIAL SEAL)

DATED: October 27, 1997              CPS SYSTEMS, INC.
      -----------------

                                      By:
                                         -------------------------

                                     Title:  Chief Executive Officer

                                     and


                                     By:
                                        ---------------------------

                                     Title: Secretary

                      [STATE OF TEXAS SEAL APPEARS HERE]


                              THE STATE OF TEXAS

                              SECRETARY OF STATE

                           CERTIFICATE OF CORRECTION

                                      OF

                               CPS SYSTEMS, INC.
                             CHARTER NO. 441398-0

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Correction, duly executed pursuant to the provisions of the Texas Miscellaneous Corporation Laws Act, have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Correction and attaches hereto a copy of the Articles of Correction.

Dated:          October 30, 1997






[SEAL OF TEXAS APPEARS HERE]
                                         /s/ Antonio O. Garza, Jr.
                                         ------------------------
                                           Antonio O. Garza, Jr.
                                            Secretary of State

                                                    ---------------------------
                                                               FILED
                                                       in the Office of the
                                                    Secretary of State of Texas
                                                            OCT 30 1997
                                                        Corporations Section
                                                    ---------------------------



                            ARTICLES OF CORRECTION

The undersigned submits these articles pursuant to Texas Civil Statutes article 1302.7.01 to correct a document which is an inaccurate record of the entity action, contains an inaccurate or erroneous statement, or was defectively or erroneously executed, sealed, acknowledged, or verified.

                                  ARTICLE ONE

The name of the entity is CPS Systems, Inc.

                                  ARTICLE TWO

The document to be corrected is the Restated Articles of Incorporation of CPS Systems, Inc., which was filed in the Office of the Secretary of State on the 28th day of October, 1997.

                                 ARTICLE THREE

The inaccuracy, error, or defect to be corrected is:

The additional shares in Article V of the Restated Articles of Incorporation and the stated capital in Article VI of the Restated Articles of Incorporation. The following corrections also need to be made, adding a comma after "effected" in
Article V and changing "has" to "as" in Article VI.


                                 ARTICLE FOUR

As corrected, the inaccurate, erroneous, or defective portion of the document reads as follows:

                                 ARTICLE FIVE

        The manner in which any exchange, reclassification or cancellation of issued shares provided for in this Amendment shall be effected, is as follows:

        Upon the filing of these Amended and Restated Articles of Incorporation with the Secretary of State of the State of Texas, each then issued and outstanding share of the Corporation's stock shall continue to be designated as common stock, Each holder of the Corporation's existing stock shall automatically receive, without any action on the part of the respective holders thereof, and additional 389.4735 shares of common stock for each share of stock held at the time of this amendment.

                                  ARTICLE SIX

        The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

        Upon the filing of these Amended and Restated Articles of Incorporation with the Secretary of State of the State of Texas, the stated capital of the Corporation shall be increased from One Hundred and No/100ths Dollars ($100.00) to Thirty-Nine Thousand Forty-Seven and 35/100ths Dollars ($39,047.35) to reflect the Corporation's recapitalization by stock split.

                                             CPS SYSTEMS, INC

                                             By: /s/ Paul E. Kana
                                                --------------------------

                                             Its:  Chief Executive Officer